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Exhibit 23.3

Consent of Griffin Financial Group, LLC

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of Leesport Financial Corp. (the "Company"), dated July 30, 2004, as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of Madison Bancshares Group, Ltd. with and into the Company contained in Amendment No. 1 to the Registration Statement on Form S-4 of the Company, as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Griffin Financial Group, LLC

Reading, Pennsylvania
August 2, 2004

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Consent of Griffin Financial Group, LLC